Exhibit 99.2

Introduction Q1 marked an important milestone for Snap, as we reached more than 900 million monthly active users (MAU), on the way to our goal of 1 billion MAU. Our focus on visual communication between friends and family is a strategic advantage that has enabled us to build engaging and retentive services. In Q1, our community grew to 460 million daily active users (DAU), an increase of 38 million year-over-year, and content viewers and total time spent watching content grew year-over-year. Q1 revenue increased 14% year-over-year to $1.36 billion, driven by the progress we have made with our direct-response advertising solutions, continued momentum in driving performance for small and medium sized businesses, and the growth of our Snapchat+ subscription business. The benefits of our more focused investments are now evident in our improved profitability and Free Cash Flow generation. In Q1, the combination of topline progress and expense discipline translated to $108 million of Adjusted EBITDA and $114 million of Free Cash Flow. Since the launch of our fifth generation Spectacles smartglasses six months ago, we have expanded our AR platform with new features for developers, introduced innovative Lens experiences, and created new opportunities for AR developers to be rewarded for their creations. Key feature updates include global positioning system integration, advanced hand tracking capabilities, an improved keyboard, and in-game leaderboards that are enabling new and engaging Spectacles AR use cases. Our large, hard-to-reach audience, brand-safe environment, and performant advertising platform have made us a valuable partner for businesses that want to grow and reach the next generation of Snapchatters. Given the progress we have made with our advertising platform, and the pace of execution against our 2025 strategic priorities, we believe we are well positioned to deliver improved business performance and meaningful positive Free Cash Flow as we make further progress towards GAAP profitability. Community We continued to make progress growing our global community, reaching 460 million DAU in Q1, an increase of 7 million quarter-over-quarter and 38 million or 9% year-over year 5 . DAU in North America was 99 million, compared to 100 million in the prior quarter and 100 million in the prior year. DAU in Europe was 99 million, compared to 99 million in the prior quarter and 96 million in the prior year. DAU in Rest of World was 262 million, compared to 254 million in the prior quarter and 226 million in the prior year. We continue to see robust growth in our global community driven by ongoing adoption of visual communication in less mature markets. To continue to grow our community in North America and Europe, we are prioritizing innovation in three key areas: enhancing our core product value of visual communication, investing in our AI and ML models for better content ranking and personalization, and strengthening our creator ecosystem. Snapping with friends and family is the core of our service and the primary driver of the continued growth and long-term retention of our global community. In Q1, we launched new features designed to boost creative expression and deepen connections through Snapping, including streamlined group creation for messaging and the ability to replay a Snap a Snapchatter has sent to their friends. These updates reflect our ongoing commitment to enhancing the Snapchat experience through visual communication. We are inspired by all of the innovative ways our community continues to adopt conversational AI and we’ve rolled out enhanced multimodal capabilities through Gemini as we continue to expand image understanding to more geographies. These improvements in My AI responsiveness resulted in an increase of more than 55% year-over-year in the number of My AI daily active users in the U.S. SNAP INC. | Q1 2025 | INVESTOR LETTER 1

Global time spent watching content increased year-over-year in Q1, reflecting the continued investment in our AI and ML models for better content ranking and personalization. To further deepen content engagement, we implemented fresher, more responsive machine learning models, doubling the pace at which they integrate new trends and user interaction signals. While we anticipate that it will take several quarters to reach our ultimate goal of near real time model refreshes, we are encouraged by the results we have achieved to-date. The number of views on Spotlight posts less than 24 hours old doubled year-over-year—which contributes to a more engaging, timely, and fresh viewer experience and accelerates the creator posting flywheel.

We have been testing a simplified version of Snapchat designed to help new and casual users of our service better understand and navigate the app. We found that elements like a more prominent Spotlight experience and Friend Stories within the chat experience contributed to increases in daily content viewers and total content views—particularly among more casual users. Our most engaged Snapchatters consistently demonstrated a preference for a five-tab layout, favoring the familiarity of tile-based content discovery and a dedicated Map tab. Informed by these insights, we have begun testing a refined five-tab interface that combines the best of both approaches: bringing more Stories to the messaging experience and adding easier access to Spotlight, now placed directly to the right of the Camera. As always, we are iterating thoughtfully to deliver the most seamless experience for Snapchatters, creators, and our advertising partners.

We are committed to growing our creator community and we are prioritizing Snap-native creators who bring fresh, original content to Snapchat, fostering a dynamic and engaging content ecosystem. Over the past year, we onboarded thousands of creators to our Snap Star program, driving strong momentum with the number of Spotlight posts by Snap Stars growing more than 125% year-over-year in North America in Q1. While we have onboarded thousands of established creators and celebrities, we've also seen significant growth in creators that achieved Snap Star status by growing their following and business organically on Snapchat. For example, Bridgette Ugarte, a 25-year-old advocate for body positivity and mental health, has grown her followers tenfold over the past 6 months by posting daily to Stories and Spotlight.


OOTD for my motivational speaking event! Had to do something a little fiery for the big day

Snap Star Bridgette Ugarte increased her followers 10x in just six months.

Augmented reality continues to empower creativity on Snapchat, fueled by the growth of our vibrant AR developer and creator ecosystem. We have supported more than 400,000 AR creators, developers, and teams worldwide, who have built over 4 million Lenses using Lens Studio. Q1 marked six months since the launch of our fifth generation of Spectacles. To celebrate the occasion, we introduced innovative Lenses and platform enhancements, including three advanced hand tracking capabilities: a phone detector that recognizes when a Snapchatter is holding their phone, a new grab gesture for intuitive control, and improved targeting intent to minimize false positives while typing. We also announced Spectacles Community Challenges, offering prizes to developers for submitting new Lenses or enhancing existing ones.

SNAP INC. | Q1 2025 | INVESTOR LETTER 2

Looking ahead, we are focused on innovating and enhancing our core product experience while continuing to invest in the future of augmented reality. We believe continued progress on these initiatives is a critical input to serving our community and expanding our long-term monetization opportunity.

Advertising Platform

In Q1, we made significant progress across our three core advertising platform initiatives: advancing our ML capabilities, enhancing the use of privacy-safe signals, and optimizing ad formats to drive performance for our advertising partners. We improved the freshness of our models and the scale of training data, which increased the rate of model learning by 6x and grew the volume of historical interaction data used for training by over 5x. The advancements in training speed and increased volume of data is helping to deepen the level of personalization we can provide to our community. In addition, we significantly advanced our App-based advertising models by consolidating several disparate models into a larger, integrated, and more powerful implementation that better optimizes for app conversion events. This change aligns model learning objectives with advertiser goals by using a broader range of performance signals, moving beyond a narrower view of conversion data that had previously been utilized. Together, these foundational advancements are delivering more relevant ads to Snapchatters and more conversions for advertisers, which contributed in part to SKAdNetwork reported app purchases growing more than 30% year-over-year in Q1.


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Headspace saw a 2x increase in conversion volume with 47% more efficient CPA.

Our investments in automation and lower funnel optimization tools are delivering value for our advertisers. For example, improvements to our automated Target Cost (tCPA) bidding strategy helps advertisers scale efficiently by dynamically adjusting bids to meet their desired cost per action (CPA). As a result, early adopters are seeing strong gains—advertisers using tCPA on 7-0 Pixel Purchase and 7-0 Pixel Sign Up report a 32% drop in cost per purchase and a 16% lift in ROAS, respectively. For example, Headspace, a popular meditation and mindfulness app, saw a 2x increase in conversion volume with 47% more efficient CPA after shifting their bid strategy to tCPA. To further improve ROAS, we launched new high-intent formats for Dynamic Product Ads in Q1, enabling advertisers to move beyond generic catalog images to create richer and more engaging ad experiences. These new multi-product ad formats combine storytelling with performance—showcasing a curated range of products in a visually compelling way that drives stronger down-funnel results. We also continue to invest in our global partnerships ecosystem by building and strengthening relationships with leading marketing technology partners to deliver automation solutions for our advertisers. For example, marketing tech partner ROI Hunter and leading fashion and lifestyle retailer 6thStreet.com leveraged Snap's Dynamic Product Ads (DPA), delivering the most relevant and high-performing products to the right customers. This resulted in a 76% increase in ROAS and a 22% reduction in CPA.

We're continuing to strengthen the foundation of our ad platform by improving advertiser signal quality readiness—ensuring advertisers have the actionable signals needed for better optimization and measurement. Our foundational ML work this quarter included data-centric optimizations throughout the engineering stack where we audited, optimized

SNAP INC. | Q1 2025 | INVESTOR LETTER 3

and improved signals to enhance their timeliness and fidelity. In Q1, the number of advertisers with strong signal setups increased 29% for large advertisers and 48% for mid-sized advertisers, laying the groundwork for improved performance. In addition, the number of advertisers that have adopted our Conversions API (CAPI) continues to grow, with over 60% of all DR ad revenue having now completed CAPI integrations. We are now working closely with top advertisers to further enhance their signal infrastructure, as those with deeper CAPI integrations are seeing even stronger outcomes. For example, Foot Locker realized a 49% decrease in Cost-Per-Action, and a more than 100% increase in ROAS, by implementing CAPI and leveraging 7-0 optimization for Pixel Purchase.


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Foot Locker realized a 49% decrease in Cost-Per-Action, and a **more than 100% increase in ROAS.**

In Q4 2024, we launched Sponsored Snaps to provide advertisers with a unique and impactful way to engage the Snapchat community. In Q1, we began limited testing of Sponsored Snaps as a biddable product in our auction. We began this testing by leveraging our Pixel Purchase optimization. We are encouraged by the performance outcomes we are seeing in these tests, however, the impact to revenue in Q1 was less than $10 million given the limited scale of this testing. Given the encouraging results we have observed to date we intend to expand Sponsored Snaps to additional regions and bidding goals in the months ahead.

Finally, our leadership in augmented reality remains a strategic differentiator. A recent multi-phase research study with Tinuiti found that 81% of U.S. Snapchatters agree AR is a fun way to discover new products, and they are 1.6x more likely than users of other apps to use AR to shop with friends, creating a key opportunity for brands. With this in mind, in Q1, we launched Sponsored AI Lenses, bringing our generative AI-powered AR technology to advertisers and enabling sharable AR experiences on Snapchat.

Looking ahead, we see significant opportunity to continue improving ROAS for our partners through deeper investment in AI and ML models, high-quality signals, and innovative formats across the funnel.

Financials

In Q1, total revenue was $1.363 billion, up 14% year-over-year, and up 15% year-over-year on a constant currency basis. Advertising revenue was $1.211 billion, up 9% year-over-year, driven primarily by growth from DR advertising revenue, which increased 14% year-over-year. Brand-oriented advertising revenue was down 3% year-over-year due to a combination of softness in upper funnel demand across all regions as well the ongoing shift in the mix of our advertising business toward performance oriented advertising solutions. This mix shift is evident in the fact that Direct Response advertising revenue contributed 75% of our total Advertising Revenue for the first time in Q1. We continue to drive robust topline growth from our SMB client segment and this segment contributed in part to total active advertisers growing by 60% year-over-year in Q1 even as we lapped the launch of Snap Promote in Q1 of the prior year. Other Revenue, which is driven primarily by Snapchat+


REVENUE
Q1'24
$1,195M
Q1'25
$1,363M
+14%
year-over-year

SNAP INC. | Q1 2025 | INVESTOR LETTER 4

subscription revenue, increased 75% year-over-year to reach $152 million in Q1 or just over a $600M annualized run rate, with Snapchat+ subscribers reaching nearly 15 million in Q1, an increase of 5 million or 59% year-over-year.

North America revenue growth accelerated to 12% year-over-year in Q1, up from 8% in the prior quarter, with the faster growth rate in Q1 driven primarily by a higher rate of Direct Response advertising revenue growth. Europe revenue grew 14% year-over-year and Rest of World revenue grew 20% year-over-year with softer Brand oriented advertising demand in these regions partially offsetting continued strong growth in Direct Response advertising revenue, and continued momentum in the SMB customer segment in particular in these regions.

Global impression volume grew approximately 17% year-over-year, driven in large part by expanded advertising delivery within Spotlight as well as Creator Stories. Total eCPMs were down approximately 7% year-over-year as inventory growth exceeded advertising demand growth in Q1.

GAAP GROSS PROFIT


Q1'24
$620M
Q1'25
$724M

ADJUSTED GROSS PROFIT[1]


Q1'24
$625M
Q1'25
$727M

53%
Adjusted Gross Margin[1]

Adjusted Cost of Revenue was $637 million in Q1, up 12% year-over-year. Infrastructure costs were the largest driver of the year-over-year increase, due in large part to the ramp in ML and AI investments last year. Infrastructure cost per DAU was $0.82 in Q1, which came in at the low end of our full year guidance range of $0.82 to $0.87 as we anticipated entering the quarter. The remaining components of Adjusted Cost of Revenue were $260 million in Q1, or 19% of revenue, which is in line with the prior quarter and within our full year cost structure guidance range of 19% to 20%. Adjusted Gross Margin was 53% in Q1, up from 52% in the prior year.

Adjusted Operating Expenses were $618 million in Q1, up 7% year-over-year. Personnel costs increased 2% year-over-year driven by a 5% year-over-year increase in full time headcount. Additional drivers include increases in legal costs, including litigation and regulatory compliance related costs, and higher product related research and development costs.

Adjusted EBITDA was $108 million in Q1, up from $46 million in Q1 of the prior year, which exceeded our expectations entering the quarter, reflecting higher revenue growth and operating expense discipline. Flow through, or the percentage of year-over-year revenue growth that flowed through to Adjusted EBITDA was 37% in Q1 as we continue to balance investment with realized topline growth. Net loss was $140 million in Q1, down 54% from a net loss of $305 million in Q1 of the prior year. The $166 million year-over-year improvement largely reflects the flow-through of a $63 million improvement in Adjusted EBITDA, a $70 million improvement in non-recurring items due to business restructuring costs incurred in the prior year, a $49 million improvement from the net impact of financing and investment activity driven in large part by gains resulting from repurchasing convertible notes at prices below par in Q1, a $6 million or 2% reduction in Stock Based Compensation (SBC) and related expenses, offset by a $19 million increase in interest expense.

NET INCOME


Q1'24
$(305)M
Q1'25
$(140)M

ADJUSTED EBITDA[3]


Q1'24
$46M
Q1'25
$108M

37%
Adjusted EBITDA flow-through

SNAP INC. | Q1 2025 | INVESTOR LETTER 5

Free Cash Flow was $114 million in Q1 while Operating Cash Flow was $152 million. Over the trailing twelve months, Free Cash Flow was $295 million and Operating Cash Flow was $477 million, as we continue to balance investments with topline growth to deliver sustained positive cash flow. Dilution, or the year-over-year growth in our share count, was just 1.9% in Q1. As part of our efforts to responsibly manage the impact of SBC on our share count, we repurchased 27 million shares at a cost of $257 million in Q1. In Q1, we issued $1.50 billion in senior unsecured notes maturing in 2033 with a coupon rate of 6.875% and utilized the vast majority of the proceeds to repurchase $1.44 billion of our existing convertible notes maturing at earlier dates including $45 million of our 2026 convertible notes, $797 million of our 2027 convertible notes, and $800 million of our 2028 convertible notes. The total cash repurchase price was $198.1 million below par value, and therefore contributed to total debt outstanding declining by $0.2 billion quarter-over-quarter to $3.5 billion as of the end of Q1 2025. We ended Q1 with $3.2 billion in cash and marketable securities on hand and just $36 million of debt maturing in 2025. We believe the combination of these transactions, and our improved Free Cash Flow generation ensure that our business has more than adequate capital and financial flexibility to execute against our strategic priorities. Financial Outlook Given the uncertainty with respect to how macro economic conditions may evolve in the months ahead, and how this may impact advertising demand more broadly, we do not intend to share formal financial guidance for Q2. While our topline revenue has continued to grow, we have experienced headwinds to start the current quarter, and we believe it is prudent to continue to balance our level of investment with realized revenue growth. As a result, we are updating our full year cost structure guidance to reflect our current investment plans. For Infrastructure costs per DAU, we maintain our full year guidance range of $0.82 to $0.87 per quarter, and anticipate that we will fall near the mid-point of this range in Q2 with DAU estimated to be 468 million, as we continue to prioritize investments in ML and AI infrastructure to drive improvements in our ad platform and depth of content engagement. For all other cost of revenue we maintain our full year cost guidance at 19% to 20% of revenue, and anticipate we will be within this range in Q2. For Adjusted Operating Expenses, we are lowering our full year cost guidance from the prior range of $2.700 billion to $2.750 billion, to a new range of $2.650 to $2.700 billion, which implies a $50 million reduction at the midpoint. For stock based compensation we are lowering our full year cost guidance from the prior range of $1.150 billion to $1.200 billion, to a new range of $1.130 billion to $1.160 billion, which implies a $30 million reduction at the midpoint. While there is uncertainty regarding the macro operating environment, we remain optimistic about the long term prospects for our business. We remain optimistic because of the progress we have made with our ad platform to improve performance for our advertising partners, because of the progress we have made to diversify our advertiser base as well as our revenue sources with the growth of Snapchat+, because of our demonstrated ability to prioritize our cost structure to balance investment with topline growth over time, and because we have built a strong balance sheet with the financial flexibility necessary to maintain strategic focus through volatile macro conditions. Moving forward, we will remain focused on executing against our strategic priorities of growing our community and improving depth of engagement, driving top line revenue growth and diversifying our revenue sources, and building toward our long term vision for augmented reality (AR). SNAP INC. | Q1 2025 | INVESTOR LETTER 6

1. Adjusted Gross Profit is a non-GAAP measure, which we define as GAAP revenue less Adjusted Cost of Revenue. Adjusted Gross Margin is a non-GAAP measure, which we define as GAAP revenue less Adjusted Cost of Revenue divided by GAAP revenue. Adjusted Cost of Revenue is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. See Appendix for reconciliation of GAAP Cost of Revenue to Adjusted Cost of Revenue. 2. Adjusted Operating Expenses is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. See Appendix for reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses. 3. Adjusted EBITDA is a non-GAAP measure, which we define as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. See Appendix for reconciliation of net income (loss) to Adjusted EBITDA. 4. Free Cash Flow is a non-GAAP measure, which we define as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. See Appendix for reconciliation of net cash provided by (used in) operating activities to Free Cash Flow. 5. In the first quarter of 2025, we refined our processes and controls to allow us to more accurately record user activity that would not otherwise be recorded during such period due to delays in receiving user metric information resulting from carrier or other user connectivity issues during the measurement period. For additional information concerning these refinements, see the “Note Regarding User Metrics and Other Data” in our Quarterly Report filed on Form 10-Q for the first quarter of 2025. As a result of such refinements, our DAUs may not be directly comparable to those in prior periods, as they reflect a comparison to previously reported numbers. SNAP INC. | Q1 2025 | INVESTOR LETTER 7 2025 Outlook Infrastructure Cost per DAU per Quarter $0.82 to $0.87 cents Content and Developer Partner Costs and Advertising Partner and Other Costs 19% to 20% of revenue Adjusted Operating Expenses $2.650 to $2.700 billion Stock-Based Compensation and Related Charges $1.130 to $1.160 billion

SNAP INC. | Q1 2025 | INVESTOR LETTER 8

Forward Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this letter, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this letter. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this letter primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s periodic report that will be filed with the SEC for the period covered by this letter and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this letter are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events and conflicts and macroeconomic conditions, except as required by law. Non-GAAP Financial Measures To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA. We use other non-GAAP financial measures such as Adjusted Cost of Revenue and Adjusted Operating Expenses. These measures are defined as their respective GAAP expense line items, excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We use the non-GAAP financial measure of Adjusted Gross Profit, which we define as GAAP revenue less Adjusted Cost of Revenue. We use the non-GAAP financial measure of Adjusted Gross Margin, which we define as GAAP revenue less Adjusted Cost of Revenue divided by GAAP revenue. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure. We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” included as an Appendix to this letter. Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries. SNAP INC. | Q1 2025 | INVESTOR LETTER 9

Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, unaudited) 1. Adjusted Gross Profit is a non-GAAP measure, which we define as GAAP revenue less Adjusted Cost of Revenue. Adjusted Cost of Revenue is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. Adjusted Gross Margin is a non-GAAP measure, which we define as GAAP revenue less Adjusted Cost of Revenue divided by GAAP revenue. 2. GAAP Operating Expenses is defined as total costs and expenses, as reported on our consolidated statements of operations, minus GAAP cost of revenue. 3. Adjusted Operating Expenses is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. SNAP INC. | Q1 2025 | INVESTOR LETTER 10

Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, unaudited) 1. Adjusted EBITDA is a non-GAAP measure, which we define as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. 2. Free Cash Flow is a non-GAAP measure, which we define as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. SNAP INC. | Q1 2025 | INVESTOR LETTER 11